UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 6, 2017
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Cost of Capital

On February 6, 2017, Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, along with Southern California Edison Company, San Diego Gas & Electric Company, and Southern California Gas Company (collectively, the “Investor-Owned Utilities”) entered into a Memorandum of Understanding (“MOU”) with the California Public Utilities Commission’s (“CPUC”) Office of Ratepayer Advocates (“ORA”) and The Utility Reform Network (“TURN”) to:

•	Extend the next cost of capital application filing deadline two years to April 22, 2019 for the year 2020;

•	Reset each Investor-Owned Utility's authorized cost of long-term debt and preferred stock in 2018; and

•	Reduce each Investor-Owned Utility's authorized return on equity (“ROE”) in 2018.

To implement the MOU, on February 7, 2017, the Investor-Owned Utilities, ORA and TURN jointly filed with the CPUC a petition for modification (“PFM”) of prior CPUC decisions addressing these issues.  If and once the PFM is granted by the CPUC, each Investor-Owned Utility will submit to the CPUC in September 2017 its respective updated cost of capital and corresponding revenue requirement impacts with an effective date of January 1, 2018. While the actual changes to the Utility’s revenue requirement resulting from the PFM will not be known until the Utility’s filing in September 2017, the Utility estimates that its annual revenue requirement will be reduced by approximately $100 million, beginning in 2018.  These estimates are based on current and forecasted market interest rates.  Changes in market interest rates can have material effects on the cost of the Utility’s future financings and consequently on the estimated change in annual revenue requirements.

If the PFM is granted, the Utility’s authorized return on common equity (“ROE”) will be reduced from the current 10.40% to 10.25% beginning January 1, 2018.  The PFM provides that the Investor-Owned Utilities will reset their long-term debt, preferred stock and common equity costs for the year 2018.  The long-term debt cost reset will reflect actual embedded costs as of the end of August 2017 and forecasted interest rates for the new long-term debt scheduled to be issued for the remainder of 2017 and all of 2018.

Under the requested extension, the Utility’s current ratemaking capital structure (52% common equity, 47% long-term debt, and 1% preferred equity) will remain unchanged.

The Utility’s cost of capital adjustment mechanism would not operate in 2017 but could operate in 2018 to change the cost of capital for 2019.  If the mechanism is activated for 2019, the Utility’s cost of capital, including its new ROE of 10.25%, will be adjusted according to the existing terms of the mechanism.

For more information about the Utility’s cost of capital and the adjustment mechanism, see PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2015.

Forward-Looking Statements

This report contains forward-looking statements regarding the estimated changes in the Utility’s annual revenue requirement beginning in 2018 that are based on current expectations and assumptions, including current and forecasted market interest rates, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties.  In addition to the risk that these assumptions prove to be inaccurate, other factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include whether the CPUC grants the PFM, whether the CPUC approves the rate base proposed in the settlement agreement filed with the CPUC in the Utility’s 2017 General Rate Case, and the other factors disclosed in PG&E Corporation and the Utility’s joint Annual Report on Form 10-K for the year ended December 31, 2015, and their joint Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PG&E CORPORATION

Dated: February 7, 2017	By:	/s/ Jason P. Wells
JASON P. WELLS Senior Vice President and Chief Financial Officer

PACIFIC GAS AND ELECTRIC COMPANY

Dated: February 7, 2017	By:	/s/ David S. Thomason
DAVID S. THOMASON Vice President, Chief Financial Officer and Controller